                                                                    EXHIBIT 28.1

Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - November 2001

                                                                             Delinquencies

                                   Monthly    Gross       Net
                       Excess      Payment  Portfolio   Charge-       30-59         60-89       90+            3 - mos
                       Spread       Rate      Yield      Offs          days          days       days           Average
                       -------------------------------------------------------------------------------------------------
Series 1999-1
     Oct-01             7.28%     12.56%     18.34%       5.90%        1.2924%      0.8426%    1.6805%         5.7784%
     Nov-01             3.92%     10.94%     16.37%       7.46%        1.2650%      0.8230%    1.6214%         5.3323%


Series 2000-1
     Oct-01             7.29%     12.56%     18.34%       5.90%        1.2924%      0.8426%    1.6805%         5.7931%
     Nov-01             3.93%     10.94%     16.37%       7.46%        1.2650%      0.8230%    1.6214%         5.3468%